EXHIBIT 23.1
                  CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IMC Global Inc. 1988 Stock Option and Award Plan, as amended and restated, of our report dated July 26, 1995, with respect to the consolidated financial statements of IMC Global Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1995, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP
Chicago, Illinois
December 26, 1995